Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com

RightNow Reports Third Quarter 2010 Financial Results

30% Recurring Revenue Growth Drives Results Ahead of Guidance

BOZEMAN, Mont. (October 28, 2010) — RightNow (NASDAQ: RNOW) today announced results for the third quarter ended September 30, 2010.

Third quarter 2010 financial highlights included:

•	Total revenue was $48.6 million, an increase of 25% over Q3 2009
•	Recurring revenue was $38.6 million, an increase of 30% over Q3 2009
•	Non-GAAP operating margin was 13%, an increase of 300 basis points over Q3 2009
•	Non-GAAP earnings per share were $0.15
•	17 transactions greater than $1 million including two of the largest deals in our company history

Total revenue was $48.6 million in the third quarter of 2010, compared to $38.7 million in the third quarter of 2009, reflecting a 25% increase.  Recurring revenue in the third quarter of 2010 increased 30% to $38.6 million from $29.8 million in the third quarter of 2009.

Net income in the third quarter of 2010 was $2.9 million or $0.09 per share, compared to net income of $2.0 million, or $0.06 per share, in the third quarter of 2009.  Non-GAAP net income in the third quarter of 2010, which excludes stock-based compensation charges of $2.2 million, was $5.1 million, or $0.15 per share, compared to non-GAAP net income of $3.8 million or $0.12 per share, in the third quarter of 2009.

New, renewed and expanded customer relationships during the third quarter of 2010 included Barclaycard U.S., CyberDefender, Enterprise Holdings, HSN, JAJAH Inc., Jawbone, Lifelock, Meijer Inc., Nikon Corp, Sony Online Entertainment, and USDA Food Safety and Inspection Services.

“We had a strong quarter, delivering solid execution and driving continued momentum across our business. Our innovative multi-channel solutions are setting new standards for how high volume B2C organizations interact with their customers creating a large opportunity in the emerging customer experience market,” said Greg Gianforte, CEO and founder.  “At our recent user conference where we brought together customers and partners from around the world, we announced the appointment of Wayne Huyard as President and COO.  Wayne has more than 25 years of experience and he will play an instrumental role leading the business as we take advantage of the growth opportunities that lie ahead.”

Jeff Davison, CFO, said, “We are pleased with our performance in the third quarter, which reflects continued growth in the business. RightNow continues to gain momentum in the market as we focus on profitable growth.”

Guidance

•
For the full year 2010, the company is raising guidance for revenue and earnings per share.  Total revenue is expected to be approximately $183.5 million, with recurring revenue growth of approximately 26%.  Net income per share for the full year 2010 is expected to be approximately $0.24.  Non-GAAP net income per share, which excludes stock-based compensation, is expected to be approximately $0.46 for the full year 2010.  The company expects approximately 34 million diluted shares outstanding for the full year 2010.

•
For the fourth quarter of 2010, total revenue is expected to be approximately $49.3 million.  Fourth quarter net income per share is expected to be approximately $0.09. Fourth quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be approximately $0.15.  The company expects approximately 35.5 million diluted shares outstanding for the fourth quarter of 2010.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) today.  To access the call, please dial (877) 638-9569, or outside the U.S. (914) 495-8536, at least five minutes prior to the 2:30 p.m. MT start time.  A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available 5:30 p.m. MT October 28, 2010 and 9:59 p.m. MT November 11, 2010 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 16293024. The replay will also be available on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies

RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than eight billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, general economic conditions; our success in transitioning to a new President and Chief Operating Officer; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the impact of potential future acquisitions, if any; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)
	Sept. 30,	Dec. 31,
	2010	2009
Assets
Cash and cash equivalents	$77,728	$41,546
Short-term investments	31,287	54,977
Accounts receivable	36,738	34,267
Allowance for doubtful accounts	(1,867)	(1,914)
Net receivables	34,871	32,353
Deferred commissions	5,215	6,394
Prepaid and other current assets	3,601	2,434
Total current assets	152,702	137,704

Property and equipment, net	11,063	10,122
Intangible assets, net	13,382	11,141
Deferred commissions, non-current	3,917	3,461
Other	1,125	2,007
Total Assets	$182,189	$164,435

Liabilities and Stockholders’ Equity
Accounts payable	$9,165	$5,427
Commissions and bonuses payable	6,142	6,271
Other accrued liabilities	14,260	11,146
Current debt	--	22
Current portion of deferred revenue	88,669	88,603
Total current liabilities	118,236	111,469

Deferred revenue, net of current portion	5,394	12,724

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	125,416	112,439
Treasury stock, at cost	(15,007)	(15,007)
Accumulated other comprehensive income	1,581	1,125
Accumulated deficit	(53,465)	(58,349)
Total stockholders’ equity	58,559	40,242
Total Liabilities and Stockholders’ Equity	$182,189	$164,435

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Recurring revenue	$38,613	$29,754	$106,368	$83,223
Professional services	9,980	8,977	27,781	27,885
Total revenue	48,593	38,731	134,149	111,108

Cost of revenue:
Recurring revenue	5,923	5,232	17,754	15,135
Professional services	8,395	6,365	23,105	19,719
Total cost of revenue	14,318	11,597	40,859	34,854

Gross profit	34,275	27,134	93,290	76,254

Operating expenses:
Sales and marketing	20,006	16,175	57,507	47,046
Research and development	5,160	5,100	15,089	14,907
General and administrative	4,975	4,018	13,598	11,671
Total operating expenses	30,141	25,293	86,194	73,624

Income from operations	4,134	1,841	7,096	2,630

Interest and other income, net	454	342	656	1,094

Income before income taxes	4,588	2,183	7,752	3,724
Provision for income taxes	(1,693)	(218)	(2,868)	(460)
Net income	$2,895	$1,965	$4,884	$3,264

Net income per share:
Basic	$0.09	$0.06	$0.15	$0.10
Diluted	$0.09	$0.06	$0.15	$0.10

Shares used in the computation:
Basic	32,128	31,733	32,020	31,731
Diluted	33,659	32,424	33,515	32,249

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$127	$120	$357	$358
Cost of professional services	128	138	364	480
Sales and marketing	818	761	2,295	2,335
Research and development	254	285	751	924
General and administrative	875	548	1,951	2,007
Total stock-based compensation	$2,202	$1,852	$5,718	$6,104

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating activities:
Net income	$2,895	$1,965	$4,884	$3,264
Non-cash adjustments:
Depreciation and amortization	1,812	1,797	5,749	5,410
Stock-based compensation	2,202	1,852	5,718	6,104
Provision for losses on accounts receivable	50	30	131	117
Changes in operating accounts:
Receivables	(963)	2,333	(1,424)	10,731
Prepaid and other current assets	552	(628)	(1,316)	(735)
Deferred commissions	(263)	(65)	726	(142)
Accounts payable	566	(1,397)	3,710	(567)
Commissions and bonuses payable	1,451	(132)	(122)	(941)
Other accrued liabilities	382	(30)	2,946	415
Deferred revenue	(2,887)	(569)	(7,661)	(12,036)
Other	176	(247)	157	255
Cash provided by operating activities	5,973	4,909	13,498	11,875

Investing activities:
Net change in investments	6,935	(13,081)	23,700	(21,391)
Acquisition of property and equipment	(1,639)	(1,240)	(5,475)	(3,665)
Intangible asset additions	(1,120)	(144)	(3,459)	(244)
Business acquisition	--	(5,906)	--	(5,906)
Cash provided (used) in investing activities	4,176	(20,371)	14,766	(31,206)

Financing activities:
Proceeds from issuance of common stock	3,068	167	4,636	396
Excess tax benefit of stock options exercised	1,491	95	2,621	232
Common stock repurchased	--	--	--	(1,798)
Payments on current and long-term debt	--	(12)	(22)	(34)
Cash provided (used) by financing activities	4,559	250	7,235	(1,204)

Effect of foreign exchange rates on cash and cash equivalents	1,808	613	683	1,518

Increase (decrease) in cash and cash equivalents	16,516	(14,599)	36,182	(19,017)

Cash and cash equivalents at beginning of period	61,212	46,987	41,546	51,405
Cash and cash equivalents at end of period	$77,728	$32,388	$77,728	$32,388

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
 (Amounts in thousands, except per share amounts) (Unaudited)

Earnings Per Share Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income as reported	$2,895	$1,965	$4,884	$3,264
Add stock-based compensation (“SBC”)	2,202	1,852	5,718	6,104
Net income before SBC	$5,097	$3,817	$10,602	$9,368

Net income per share, as reported (basic)	$0.09	$0.06	$0.15	$0.10
Net income per share, as reported (diluted)	$0.09	$0.06	$0.15	$0.10
Net income per share, before SBC (basic)	$0.16	$0.12	$0.33	$0.30
Net income per share, before SBC (diluted)	$0.15	$0.12	$0.32	$0.29

Shares outstanding (basic), as reported	32,128	31,733	32,020	31,731
Shares outstanding (diluted), as reported	33,659	32,424	33,515	32,249

Forward-Looking Guidance Reconciliation

	GAAP	Adjustment		Non-GAAP
Fourth quarter ending December 31, 2010
Net income (approximately)	$3,150	$2,000	[a]	$5,150
Net income per share (approximately)	$0.09			$0.15
Shares (diluted)	35,500			35,500

Year ending December 31, 2010
Net income	$8,000	$7,700	[a]	$15,700
Net income per share	$0.24			$0.46
Shares (diluted)	34,000			34,000

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures
Non-GAAP net income and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income  per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income and net income per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income and net income per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and net income per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income and GAAP net income per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and
•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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